           As filed with the Securities & Exchange Commission on April 16, 1998
                                                 Registration No. 33-__________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                             _________________________

                                      FORM S-8

                               REGISTRATION STATEMENT
                                     UNDER THE
                               SECURITIES ACT OF 1933
                             _________________________

                                 HF FINANCIAL CORP.
               (Exact name of registrant as specified in its charter)


                Delaware                               46-0418532
      (State or other jurisdiction        (I.R.S. Employer Identification No.)
    of incorporation or organization)
                             _________________________

                               225 SOUTH MAIN AVENUE
                          SIOUX FALLS, SOUTH DAKOTA  57117
                                   (605) 333-7556
           (Address and telephone number of principal executive offices)
                             _________________________

               HF FINANCIAL CORP. 1996 DIRECTOR RESTRICTED STOCK PLAN
                              (Full title of the Plan)

                                   Curtis L. Hage
                              Chief Executive Officer
                               225 South Main Avenue
                               Sioux Falls, SD  57117
                                   (605) 333-7556
             (Name, address and telephone number of agent for service)
                             _________________________

      Approximate date of proposed commencement of sales pursuant to the Plan:
       From time to time after this Registration Statement becomes effective.
                             _________________________


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
         Title of                Amount               Proposed maximum                 Proposed maximum              Amount of
      securities to              to be                 offering price                 aggregate offering            registration
      be registered            registered             per share (1)(2)                   price (1)(2)                 fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    50,000                    $31.25                          $1,562,500                    $473
  par value $.01

     --------------------

     (1) Consists of an aggregate of 50,000 shares of Common Stock that may be issued under one or more offerings to be made from time to time under the HF Financial Corp. 1996 Director Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares which may be offered or sold pursuant to the Plan as a result of the operation of the provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C. The price used is the average of the high and low sales prices of the Common Stock on the NASDAQ National Market on April 9, 1998.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive restricted stock under the HF Financial Corp. 1996 Director Restricted Stock Plan (the "Plan").


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-19772), are incorporated by reference in this registration statement:

          (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997;

          (b) All other reports and documents filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the filing of the most recent Annual Report on Form 10-K; and

          (c) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A declared effective by the Commission as of March 2, 1992.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     The class of securities to be offered under the Plan is registered under
Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article NINTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article NINTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, excluding certain liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.   EXHIBITS


Exhibit No.                   Description
4.1                  Specimen form of Common Stock Certificate (1)

4.2                  HF Financial Corp. 1996 Director Restricted Stock Plan (2)

5.1                  Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1                 Consent of McGladrey & Pullen, LLP

23.2                 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
                     (contained in Exhibit 5.1 of this Registration Statement).

--------------------

(1) Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form S-1 (Reg. No. 33-44383).

(2) Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the Year Ended June 30, 1997.

ITEM 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on this 15th day of April, 1998.
                              HF FINANCIAL CORP.

                              By  /s/ Curtis L. Hage
                                  ------------------------------------
                                      Curtis L. Hage
                                      Chairman, President and Chief
                                        Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis L. Hage and Donald F. Bertsch, and each or either one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                      CAPACITY                     DATE

/s/   Curtis L. Hage       Chairman, President and Chief        April 15, 1998
------------------------   Executive Officer
Curtis L. Hage

/s/   Donald F. Bertsch    Chief Financial Officer              April 15, 1998
------------------------   (Principal Financial and
Donald F. Bertsch          Accounting Officer)

/s/   Paul J. Hallem       Director                             April 15, 1998
------------------------
Paul J. Hallem

/s/   Robert L. Hanson     Director                             April 15, 1998
------------------------
Robert L. Hanson

/s/   Jeffrey G. Parker    Director                             April 15, 1998
------------------------
Jeffrey G. Parker

                           Director                             April 15, 1998
------------------------
William G. Pederson

/s/   Thomas L. Van Wyhe   Director                             April 15, 1998
------------------------
Thomas L. Van Wyhe

                              INDEX TO EXHIBITS


EXHIBIT                                                            PAGE
-------                                                            ----

4.1  Specimen form of Common Stock Certificate (1)                  --

4.2  HF Financial Corp. 1996 Director Restricted Stock Plan (2)     --

5.1  Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.            9

23.1 Consent of McGladrey & Pullen, LLP                             10

23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.           --
     (Exhibit 5.1 to this Registration Statement)

--------------------

(1) Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form S-1 (Reg. No. 33-44383).

(2) Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the Year Ended June 30, 1997.